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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Citicorp, Associates First Capital Corporation, and Associates Corporation of North America and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Associates First Capital Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Dallas, Texas
November 14, 2000